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                                                                    EXHIBIT 23.4



                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



          We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 30, 1995 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective January 1, 1993), appearing in and incorporated by reference in the Annual Report on Form 10-K of AMFED Financial, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "EXPERTS" in the Prospectus, which is part of this Registration Statement.


                              /s/ Deloitte & Touche LLP

November 21, 1995
Reno, Nevada